Exhibit 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
Troutman Sanders Building
1001 Haxall Point
P.O. Box 1122 (23218-1122)
Richmond, Virginia 23219
804.697.1200 telephone
804.697.1339 facsimile
troutmansanders.com

February 9, 2012

The Board of Directors

Alliance Bankshares Corporation

14200 Park Meadow Drive

Suite 200 South

Chantilly, Virginia 20151

Registration Statement on Form S-8

Members of the Board:

We have acted as counsel to Alliance Bankshares Corporation, a Virginia corporation (the “Company”), in connection with the filing by the Company of the above-referenced Registration Statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), whereby 196,850 shares (the “Shares”) of common stock, $4.00 par value per share (the “Common Stock”), of the Company will be registered to be issued in connection with the Alliance Bankshares Corporation 2007 Incentive Stock Plan (the “Plan”). The Plan and the issuance of the Shares pursuant to the Plan were approved by the Board of Directors of the Company by resolutions adopted April 25, 2007, subject to approval of the Plan by the shareholders of the Company. The Plan was approved by the shareholders of the Company at the annual meeting of the Company’s shareholders held on June 13, 2007.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) with respect to the Plan, the issuance of the Shares under the Plan, the Registration Statement and certain related matters, and (iii) the Registration Statement and exhibits thereto.

ATLANTA      CHICAGO      HONG KONG      NEW YORK      NEWARK      NORFOLK      ORANGE COUNTY      PORTLAND

RALEIGH      RICHMOND      SAN DIEGO      SHANGHAI      TYSONS CORNER      VIRGINIA BEACH      WASHINGTON, DC

The Board of Directors

Alliance Bankshares Corporation

February 9, 2012

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when and if issued in accordance with the Articles, the Registration Statement, the Resolutions and the Plan (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles), the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention, and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP